DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0691812006-2
Document Number:
20060594708-61

Date Filed:
9/15/2006 3:08:25 PM
In the office of

Dean Heller
Secretary of State

Articles of Incorporation

(PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:
China Vitup Health Care Holdings, Inc.

2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)

Name	Resident Agents of Nevada, Inc.			
Street Address	711 S. Carson Street, Ste 4	City: Carson City	Nevada	Zip Code: 89701
Optional Mailing Address		City:	State:	Zip Code:

3. Shares: (number of shares corporation authorized to issue)

Number of shares with par value: 500,000,000 Par value: $ .0001 Number of shares without par value: 0

4. Names & Addresses, of Board of Directors/Trustees: (attach additional page if more than 3 directors/trustees)

	Name	Street Address	City	State	Zip Code
1.	Frank Pioppi	PO Box 110310	Naples	FL	34108
2.	Cosmo Palmieri	PO Box 110310	Naples	FL	34108
3.					

5. Purpose: (optional-see instructions)
The purpose of this Corporation shall be:
Professional healthcare services and any other lawful business activities

6. Names, Address and Signature of Incorporator. (attach additional page if more than 1 incorporator)

Name: Sandra L. Miller	Signature: Sandra L. Miller			
Address: 711 S. Carson Street, Ste 4	City: Carson City	State: NV	Zip Code: 89701	

7. Certificate of Acceptance of Appointment of Resident Agent:
I hereby accept appointment as Resident Agent for the above named corporation.

Sandra L. Miller
Authorized Signature of R. A. or On Behalf of R. A. Company

9/15/2006
Date

This form must be accompanied by appropriate fees.

ADDITION TO ARTICLES OF INCORPORATION

China Vitup Health Care Holdings, Inc. expressly elects to not be governed by NRS 78.411 to 78.444, inclusive.